SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.__)

Filed by the  Registrant  [X]
Filed by a Party  other than the  Registrant  [__]
Check the appropriate box:
[_] Preliminary  Proxy Statement
[_] Confidential, for  Use  of the  Commission  Only  (as  permitted  by
    Rule  14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Pitney Bowes, Inc.
                (Name of Registrant as Specified In Its Charter)

    (name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying  value of  transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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   5) Total fee paid:

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|__| Fee paid previously with preliminary materials.
|__| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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[LOGO OMITTED] Pitney Bowes
NOTICE OF THE 1999
ANNUAL MEETING
AND
PROXY STATEMENT

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Pitney Bowes Inc.
World Headquarters
Stamford, Connecticut 06926-0700
(203) 356-5000



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[LOGO OMITTED] Pitney Bowes

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TO THE STOCKHOLDERS:

We will hold our 1999 annual meeting of stockholders at 9:00 a.m. on Monday, May 10, 1999 at our headquarters in Stamford, Connecticut.

The Notice of Meeting, Proxy Statement and proxy card accompanying this letter describe in detail the matters to be acted upon at the meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please sign, date and return your proxy card in the enclosed envelope as soon as possible. Stockholders of record also have the option of voting by telephone or Internet, as described on the proxy card.

We look forward to seeing you at the meeting.
Sincerely yours,

Michael J. Critelli
Chairman and Chief Executive Officer

Stamford, Connecticut
April 1, 1999



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NOTICE OF MEETING:

The annual meeting of stockholders of Pitney Bowes Inc. will be held on May 10, 1999, at 9:00 a.m. at the company's World Headquarters, One Elmcroft Road, Stamford, Connecticut. Directions, including a map, to Pitney Bowes' World Headquarters are set forth on the back cover page of the Proxy Statement.

The items of business at the annual meeting are:
1. Election of five directors.
2. Appointment of independent accountants for 1999.
3. Such other matters as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.
March 12, 1999 is the record date for the meeting.
This Proxy Statement and accompanying proxy card are being distributed on or about April 1, 1999.

Amy C. Corn
Corporate Secretary and
Senior Associate General Counsel

[LOGO] PITNEY BOWES

PROXY STATEMENT

THE ANNUAL MEETING AND VOTING

Our Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on May 10, 1999, or at any adjournment of the meeting. This Proxy Statement contains information about the items being voted on at the annual meeting.

WHO IS ENTITLED TO VOTE?

Record stockholders of Pitney Bowes common stock and $2.12 preference stock at the close of business on March 12, 1999 (the record date) can vote at the meeting. As of the record date, 269,561,366 shares of Pitney Bowes common stock and 72,975 shares of $2.12 preference stock were issued and outstanding. Each stockholder has one vote for each share of common stock owned as of the record date, and 16 votes for each share of $2.12 preference stock owned as of the record date.

HOW DO I VOTE?

You may choose one of three methods. This year, on-line voting is available via the Internet. If you have access to the Internet, we encourage you to vote at the following Web address: www.vote-by-net.com. You may instead vote by telephone (800-OK-2VOTE) or by completing and mailing the enclosed proxy card.

MAY I CHANGE MY VOTE?

You may revoke your proxy at any time before it is voted at the meeting in several ways. You may send in a revised proxy dated later than the first; or you may vote in person at the meeting; or you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy.

WHAT CONSTITUTES A QUORUM?

A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you vote by computer, telephone or proxy card, you will be considered part of the quorum. Abstentions, broker non-votes and votes withheld from director nominees are included in the count to determine a quorum. If a quorum is present, director candidates receiving the highest number of votes will be elected, and the appointment of independent accountants will be approved if a majority of the votes cast by the stockholders are voted in favor.

WHAT IS THE EFFECT OF BROKER NON-VOTES?

Under New York Stock Exchange rules, if your broker holds your shares in its "street" name, the broker may vote your shares on both agenda items even if it does not receive instructions from you

If your broker does not vote on either agenda item, the effect would be as follows:

1. Election of Directors. Broker non-votes have no effect because only a plurality of the votes cast is required to elect a director.

2. Appointment of Independent Accountants. Broker non-votes would not be counted either for or against this item, and would therefore have no effect.

HOW DO DIVIDEND REINVESTMENT PLAN PARTICIPANTS OR EMPLOYEES WITH
SHARES IN THE 401(K) PLAN VOTE BY PROXY?

If you are a stockholder of record and participate in the company's Dividend Reinvestment Plan, or employee 401(k) plan, you will receive a proxy card indicating all shares of common stock held in or credited to your accounts as of the record date, if the account registrations are the same. You will receive a separate mailing for accounts with different registrations.

Shares held in the company's 401(k) plan are voted by the plan trustee in accordance with voting instructions received from plan participants using the enclosed proxy card. The plan directs the trustee to vote shares for which no instructions are received in the same proportion (for, against, abstain or withheld) indicated by the voting instructions given by participants in the plan.

WHO WILL COUNT THE VOTES?

First Chicago Trust Company, a division of EquiServe, will tabulate the votes and act as Inspector of Election.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

If a stockholder wants to submit a proposal for inclusion in the company's proxy material for the 2000 annual meeting, which is scheduled to be held on Monday, May 8, 2000, it must be received by the corporate secretary by December 4, 1999. Also, under our Bylaws, a stockholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received by the corporate secretary by February 10, 2000. There are other procedural requirements in the Bylaws pertaining to stockholder proposals and director nominations. Any stockholder may obtain a copy of the Bylaws without charge by writing to the corporate secretary.

WHICH STOCKHOLDERS OWN AT LEAST 5% OF PITNEY BOWES?

As of December 31, 1998, the only person or group known to the company to be the beneficial owner of more than five percent of any class of the company's voting securities is FMR Corp. The following information is based solely upon Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission. FMR and its operating subsidiaries beneficially own 41,017,038 shares (representing 15.044%) of the company's outstanding common stock. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., and a registered investment advisor, exercised investment discretion over 38,040,520 of those shares. FMR may be deemed to have sole dispositive power over shares held by the investment companies managed by Fidelity Management & Research Company, but voting power over such shares rests with each fund's board of directors. Edward C. Johnson, 3d and members of his family may be deemed to control FMR. Fidelity Management Trust Company, a bank, and Fidelity International Limited, which are other operating subsidiaries of FMR Corp., beneficially owned 2,967,618 and 8,900 shares, respectively. FMR Corp. has an office at 82 Devonshire Street, Boston, MA 02109-3614.

HOW MUCH STOCK IS OWNED BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS?

The following table shows beneficial ownership of Pitney Bowes common stock by directors, nominees and executive officers as of March 12, 1999. The seven named executive officers are the Chief Executive Officer and the six officers who were the highest paid in 1998. The directors and executive officers as a group (25 persons) are beneficial owners of less than 1% of the company's common stock and $2.12 preference stock.



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                                             SECURITY OWNERSHIP
                                                                                     SHARES              OPTIONS
                                                                                    DEEMED TO          EXERCISABLE
          TITLE OF                                                               BE BENEFICIALLY         WITHIN
      CLASS OF STOCK                  NAME OF BENEFICIAL OWNER                  OWNED (A) (B) (C)      60 DAYS (D)
        ------------             -----------------------------------             ---------------       -----------
         Common            Linda G. Alvarado                                            9,335                  -
         Common            William E. Butler                                           10,901                  -
         Common            Colin G. Campbell                                           11,200                  -
         Common            Jessica P. Einhorn                                             200                  -
         Common            Ernie Green                                                  3,584                  -
         Common            Herbert L. Henkel                                            1,000                  -
         Common            Charles E. Hugel                                             9,600                  -
         Common            James H. Keyes                                               2,400                  -
         Common            Michael I. Roth                                              9,600                  -
         Common            Phyllis Shapiro Sewell                                      15,600                  -
         Common            Marc C. Breslawsky                                         201,903            408,064
         Common            Michael J. Critelli                                        213,944            175,932
         Common            Matthew S. Kissner                                           8,612             40,666
         Common            Murray D. Martin                                            12,894             72,332
         Common            John N.D. Moody                                             54,954             94,721
         Common            Murray L. Reichenstein                                       2,431             57,500
         Common            Dennis M. Roney                                             10,653             59,332
         -------           -----------------------------------                        -------            -------
         COMMON            ALL EXECUTIVE OFFICERS, NOMINEES AND                       622,087          1,158,124
                           DIRECTORS AS A GROUP (25)

---------------------


      (a) Some of the holdings shown include shares required to be reported as beneficially owned by the directors or executive officers even though beneficial ownership of certain of those shares has been disclaimed. The number of common shares so reported are 1,600 in the case of Mr. Campbell, 500 in the case of Mr. Breslawsky, and 2,100 in the case of all executive officers and directors as a group.

      (b) The shares beneficially owned by any director or executive officer, or by all directors and executive officers as a group, represent in each case less than one percent of the class.

      (c) Includes shares that are held indirectly through the Pitney Bowes Inc. 401(k) Plan and its related excess plan.

      (d) The executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of the record date for the annual meeting (March 12, 1999) by exercising outstanding stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and persons who are considered "officers" of the company for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders ("Reporting Persons") are required to file reports with the Securities and Exchange Commission showing their holdings of and transactions in the company's securities. It is generally the practice of the company to file the forms on behalf of its Reporting Persons who are directors or officers. The company believes that all such forms have been timely filed for 1998, except that a Form 4 was not timely filed relating to the exercise of an option to purchase 2,834 shares of Pitney Bowes common stock by Matthew S. Kissner.

STOCK PERFORMANCE GRAPH

The following graph compares the most recent five-year performance of Pitney Bowes common stock with the Standard & Poor's ("S&P(R)") 500 Composite Index, and a peer group index at December 31, 1998, over the same five-year period.

The peer group is comprised of the following companies: Bell & Howell, Danka Business Systems (ADR), Harris Corporation, Ikon Office Solutions, Moore Corporation Ltd., Pitney Bowes and Xerox Corporation. Total return for the group is based on market capitalization, weighted for each year.

As with the peer group, the S&P 500 Composite Index is market-value weighted. All information shown below is based upon data provided to the company by three separate independent organizations, all of which have been licensed by Standard & Poor's Corporation to use its official total return calculation.

The graph shows that on a total return basis, assuming reinvestment of all dividends, $100 invested in the company's common stock on December 31, 1993 would have grown to $362 by December 31, 1998. By comparison, $100 invested in the S&P 500 Composite Index would have grown to $294 by December 31, 1998. An investment of $100 in the peer group in 1993 would have been worth $291 on December 31, 1998.

           [TABLE BELOW REPRESENTS PLOT FOR CHART IN THE PRINTED FORM]


        Pitney Bowes Inc.       S&P 500        Peer Group
1993         100                  100             100
1994          79                  101             102
1995         120                  139             146
1996         144                  171             170
1997         242                  229             213
1998         362                  294             291

Based on an initial investment of $100 on December 31, 1993, with reinvestment of dividends.

ELECTION OF DIRECTORS

The board of directors has ten members. The board is divided into three classes whose terms of office end in successive years.

Ms. Alvarado, Mr. Breslawsky, and Mr. Green were elected last year to three-year terms expiring in 2001. Mr. Hugel, who was also elected to a three-year term expiring in 2001, will be retiring from the board as of May 10, 1999, having attained director's retirement age.

Mr. Butler, Mr. Campbell, and Mr. Keyes were elected to terms expiring in 2000.

The Governance Committee recommended to the board of directors, and the board approved, the nomination of Mr. Critelli, Mr. Henkel, Mr. Roth, and Mrs. Sewell for election to three-year terms expiring at the 2002 Annual Meeting. The board also approved an increase in the size of the board of directors to eleven, with effect as of May 10, 1999. The board appointed Ms. Einhorn to fill the resulting vacancy, subject to stockholder approval, for a term expiring in 2000. Information about each nominee for director and each incumbent director, including the nominee's or incumbent's age as of February 28, 1999, is set forth below. Unless otherwise indicated, each nominee or incumbent has held his or her present position for at least five years.

Should you choose not to vote for a nominee, you may list on the proxy the name of the nominee for whom you choose not to vote and mark your proxy under Proposal No. 1 for all other nominees, or vote your shares by telephone or computer as described on the proxy voting instruction card. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for such substitute nominee as may be selected by the board of directors, unless the size of the board is reduced.

                              NOMINEES FOR ELECTION
                  TO TERMS EXPIRING AT THE 2002 ANNUAL MEETING

[PICTURE OMITTED]

MICHAEL J. CRITELLI, 50, chairman and chief executive officer, since 1997, of Pitney Bowes Inc. Formerly vice chairman and chief executive officer, 1996, and vice chairman, 1994-1996, of Pitney Bowes Inc., and president of Pitney Bowes Financial Services, 1993-1994. Director since 1994. (Also a director of Eaton Corporation.)

[PICTURE OMITTED]

HERBERT L. HENKEL, 50, president and chief operating officer, as of April 5, 1999, of Ingersoll-Rand Company, a manufacturer of industrial products and components. Formerly president and chief operating officer of Textron Inc.
(1999), executive vice president and chief operating officer (1998-1999), Textron Inc., president of Textron Industrial Products (1995-1998), and group vice president responsible for Textron's industrial segment (1993-1995). (Also a director of Killmorgen Corporation and, effective April 5, 1999, Ingersoll-Rand Company.)

[PICTURE OMITTED]

MICHAEL I. ROTH, 53, chairman and chief executive officer of The MONY Group Inc. (formerly Mutual of New York). Formerly chairman, president and chief executive officer, 1993-1994, with Mutual of New York. Director since 1995. (Also a director of Promus Hotel Corporation.)

[PICTURE OMITTED]

PHYLLIS SHAPIRO SEWELL, 68, retired senior vice president of Federated Department Stores, Inc. Director since 1987. (Also a director of Lee Enterprises, Inc. and Sysco Corporation.)

       INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING*

[PICTURE OMITTED]

WILLIAM E. BUTLER, 67, retired chairman and chief executive officer of Eaton Corporation, a manufacturer of engineered products serving the automotive, industrial, commercial, and military markets. Director since 1991. (Also a director of Applied Industrial Technologies, Inc., BorgWarner Automotive, Ferro Corporation, The Goodyear Tire and Rubber Co., and U. S. Industries, Inc.)

[PICTURE OMITTED]

COLIN G. CAMPBELL, 63, president of Rockefeller Brothers Fund, a philanthropic organization. Director since 1977. (Also director of HSB Group, Sysco Corporation, and Rockefeller Financial Services.)

[PICTURE OMITTED]

JESSICA P. EINHORN, 51, Visiting Fellow, since September 1998, at the International Monetary Fund. Formerly Managing Director for Finance and Resource Mobilization, 1996-1998, and Vice President and Treasurer, 1992-1996, with The World Bank.

* Ms. Einhorn has been appointed a director as of May 10, 1999, subject to stockholder approval.


JAMES H. KEYES, 58, chairman and chief executive officer, since 1993, of Johnson Controls, Inc., a supplier of automated building controls, and automotive seating, interiors and batteries. Formerly president and chief executive officer, 1988-1993, of Johnson Controls, Inc. Director since 1998. (Also a director of LSI Logic Corporation and Federal Reserve Bank of Chicago.)

        INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

[PICTURE OMITTED]

LINDA G. ALVARADO, 47, president of Alvarado Construction, Inc., a Denver-based commercial and industrial general contractor. Director since 1992. (Also a director of Cyprus Amax Minerals Company, Engelhard Corp., and U.S. West Communications.)

[PICTURE OMITTED]

MARC C. BRESLAWSKY, 56, president and chief operating officer, since 1996, of Pitney Bowes Inc. Formerly vice chairman of Pitney Bowes Inc., 1994-1996, and president of Pitney Bowes Office Systems, 1990-1994. Director since 1994. (Also a director of C. R. Bard, Inc. and United Illuminating Company.)

[PICTURE OMITTED]

ERNIE GREEN, 60, president and chief executive officer of Ernie Green Industries, Inc., a manufacturer of automotive components. Director since 1997. (Also a director of Dayton Power & Light, Inc., Eaton Corporation, and Gradall Industries, Inc.)

COMMITTEES OF THE BOARD OF DIRECTORS

The board met eight times in 1998 and each director attended at least 75 percent of the total number of board meetings and meetings held by the board committees on which he or she served during 1998.

Members of the board serve on one or more of the six committees described below. Except for Mr. Critelli, who is a member of the Executive Committee, directors who are also employees of the company do not serve on board committees.

The AUDIT COMMITTEE, which met three times in 1998, monitors the financial reporting standards and practices of the company and the company's internal financial controls to ensure compliance with the policies and objectives established by the board of directors. The committee recommends to the board for stockholder approval an independent accounting firm to conduct the annual audit, and discusses with the company's independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the annual financial statements and independent accountants' report, invites the accountants' recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and their fees. It also reviews the company's internal accounting controls and the scope and results of the company's internal auditing activities, and submits reports and proposals on these matters to the board. Members are Charles E. Hugel (Chair), Linda G. Alvarado, Ernie Green, and Michael I. Roth.

The CORPORATE RESPONSIBILITY COMMITTEE, which met four times in 1998, oversees the company's law and ethics compliance programs, and monitors the company's policies and programs concerning stockholders, customers, employees, and the communities in which the company operates. The policies and programs that the committee monitors include employee relations, investor relations, environmental protection, customer satisfaction, postal and governmental relations, employee safety and product safety. Members are Linda G.Alvarado (Chair), Ernie Green, James H. Keyes, and Phyllis Shapiro Sewell.

The EXECUTIVE COMMITTEE, which did not meet in 1998, can act, to the extent permitted by Delaware corporation law and the company's Restated Certificate of Incorporation and its Bylaws, on all matters concerning management of the business which may arise between scheduled board of directors meetings, unless otherwise limited by the committee's charter. Mr. Critelli (Chair) is a member for the full twelve-month term; each of the non-employee directors serves a four-month term.

The EXECUTIVE COMPENSATION COMMITTEE, which met six times in 1998, oversees the company's executive compensation program, including establishing the company's executive compensation policies and undertaking an annual review of all components of compensation to ensure that the company's objectives are appropriately achieved. The committee is also responsible for certain administrative aspects of the company's compensation plans (see "Executive Officer Compensation" beginning on page 10) and the 1996 Pitney Bowes Employee Stock Purchase Plan, and recommends changes in such plans. It also establishes performance targets, and grants, or recommends for grant, incentives in the forms permitted under the Pitney Bowes Key Employees' Incentive Plan, and grants, or recommends for grant, incentives under the Pitney Bowes 1991 Stock Plan. Grants to long-term incentive eligible employees, as described on page 15, are recommended by the Executive Compensation Committee and approved by the independent directors of the board. All other grants are approved by the Executive Compensation Committee. Members are Phyllis Shapiro Sewell (Chair), William E. Butler, Colin G. Campbell and James H. Keyes.

The FINANCE COMMITTEE, which met five times in 1998, reviews the company's financial condition and evaluates significant financial policies, oversees the company's retirement plans, advises management and recommends financial action to the board. The committee's duties include monitoring the company's current and projected financial condition and reviewing and approving major investment decisions, and oversight of the financial operations of the company's retirement, savings, and post-retirement benefit plans and retirement funds to ensure that plan liabilities are adequately funded and plan assets are prudently managed. The committee recommends for approval by the board the establish-ment of new plans and any amendments that materially affect cost, benefit coverages, or liabilities of the plans. Members are William E. Butler (Chair), Colin G. Campbell, Charles E. Hugel, and Michael I. Roth.

The GOVERNANCE COMMITTEE, which met six times in 1998, recommends nominees for election to the board of directors, recommends membership and duties of the board committees, reviews officers' potential for growth, and, with the chief executive officer, is responsible for succession planning and ensuring management continuity. The committee reviews and evaluates the effectiveness of corporate administration and its governing documents, and reviews and monitors company programs and policies relating to directors. Members are Colin G. Campbell (Chair), William E. Butler, Charles E. Hugel, and Phyllis Shapiro Sewell.

DIRECTORS' COMPENSATION

DIRECTORS' FEES. Each director who is not an employee of the company receives an annual fee of $30,000 and $1,100 for each board and committee meeting attended. Committee chairs receive an additional $400 for each committee meeting that they chair. Directors who are employees of the company receive no additional compensation for serving as a director of the company. All directors are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.

DIRECTORS' STOCK PLAN. Under the Directors' Stock Plan, each director who is not an employee of the company receives an annual award of 1,400 shares of restricted stock. Accordingly, over 50 percent of the directors' overall compensation is comprised of Pitney Bowes common stock. The shares carry full voting and dividend rights but may not be transferred or alienated until the later of (1) termination of service as a director, or, if earlier, the date of a change of control, or (2) the expiration of the six-month period following the grant of such shares. Since the approval of the Directors' Stock Plan by stockholders in 1991, the common stock of the company has twice undergone a two-for-one split, in 1992 and 1997, respectively. In addition, the annual grant was increased in 1997 in connection with the discontinuation of the Directors' Retirement Plan, as described below. On May 11, 1998, an aggregate of 11,200 restricted shares was awarded, with each of the eight non-employee directors then serving receiving 1,400 shares of restricted common stock. Ownership of shares granted under the Directors' Stock Plan is reflected in the table on page 4 showing security ownership of executive officers and directors.

DIRECTORS' DEFERRED INCENTIVE SAVINGS PLAN. The company maintains a Directors' Deferred Incentive Savings Plan under which directors may defer all or part of the cash portion of their compensation in any combination of several publicly sponsored mutual funds, a treasury bill-based rate of return, or may invest in options to purchase common stock of the company. The number of options granted is calculated by dividing the cash amount deferred by the individual director by the fair market value of the shares on the date of the option grant, and multiplying that quotient by two.

DIRECTORS' RETIREMENT PLAN. The company's Directors' Retirement Plan was discontinued and benefits previously earned by directors were frozen as of May 12, 1997. Under this plan, there is no benefit paid to a director who served for less than five years as of May 12, 1997. A director who had met the five-year minimum vesting requirement as of May 12, 1997 will receive an annual retirement benefit calculated as 50 percent of the director's retainer in effect at the time of such director's retirement, and a director with more than five years of service at retirement will receive an additional 10 percent of such retainer for each year of service over five, to a maximum of 100 percent of such retainer for ten or more years of service. The annual retainer fee in effect as of May 12, 1997 was $30,000. The annual retirement benefit is paid for life to a director who (i) leaves the board at or after age 60, or (ii) leaves the board prior to age 60 but defers commencement of receipt of benefits until age 60. A director who leaves the board and who elects receipt of benefits before age 60 will receive the annual retirement benefit only during a period equal to the number of years that the director had served on the board as of May 12, 1997.

EXECUTIVE OFFICER COMPENSATION The Executive Compensation Committee (the "Committee"), which is composed of four independent (non-employee) directors, oversees the company's executive compensation programs and establishes its executive compensation policies. ( A description of the Committee's duties appears on page 8.) The Committee reports on executive compensation to all of the independent directors of the board (the "Independent Directors") and makes recommendations to the Independent Directors regarding specific executive officer compensation matters with respect to which the Independent Directors have final approval. (See "Report on Executive Compensation by the Independent Directors' beginning on page 14.)

SUMMARY COMPENSATION TABLE. The following table (Table I) shows all compensation paid or granted, during or with respect to the 1998 fiscal year and the two previous fiscal years, to the chief executive officer and to the six other highest paid executive officers for services rendered to the company and its subsidiaries during 1998. (Persons in this group are referred to herein individually as a "Named Executive Officer" and collectively as the "Named Executive Officers", and the titles listed are the titles held as of the end of the 1998 fiscal year.)

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                                                               TABLE I
                                                      SUMMARY COMPENSATION TABLE          LONG-TERM

                                                         ANNUAL COMPENSATION             COMPENSATION
                                                  --------------------------------     -----------------
                                                                                      GRANTS     PAYOUTS
                                                                                      ------    --------
                                                                                                LONG-TERM
                                                                                                INCENTIVE
                                                               PBC     OTHER ANNUAL               PLAN      ALL OTHER
                                                  SALARY    INCENTIVE  COMPENSATION    STOCK     PAYOUTS  COMPENSATION
                                                    ($)        ($)          ($)       OPTIONS    ($)(1)      ($)(2)
NAME AND PRINCIPAL POSITION               YEAR     (000)      (000)        (000)        (#)       (000)       (000)
---------------------------------         ----   ---------  --------   -------------  -------  ----------  -----------

 Michael J. Critelli...................    98      791.7    1,200.0         __        140,000   1,511.5      115.1
 Chairman and Chief  Executive             97      693.8    1,100.0         __        120,000   1,093.8       48.1
   Officer                                 96      592.7      730.0         __         60,000     881.3        3.8

 Marc C. Breslawsky ...................    98      718.8      950.0         __        120,000   1,511.5       94.5
 President and Chief Operating             97      645.8      850.0         __        110,000   1,093.8       43.4
   Officer                                 96      577.1      710.0         __         60,000     881.3        3.8

 John N. D. Moody......................    98      411.7      453.0         __         50,000     558.2       57.9
 President, U.S. Mailing                   97      372.2      400.0         __         36,000     520.0       39.1
   Systems                                 96      341.0      285.0         __         12,000     367.1        3.8

 Murray L. Reichenstein................    98      414.7      331.8         __         36,000     377.3       51.5
 Vice President and                        97      400.0      290.0         __         36,000       -0-        1.6
   Chief Financial Officer                 96      100.0       65.0         __         26,000       -0-        -0-

 Matthew S. Kissner....................    98      334.9      341.1         __         50,000     344.3       47.1
 President, Pitney Bowes                   97      305.6      320.0         __         36,000     302.2       24.7
   Financial Services                      96      234.1      168.6         __          8,000       -0-        3.8

 Murray D. Martin......................    98      360.0      316.0         __         36,000     286.8       46.0
 President, Pitney Bowes                   97      268.3      214.7         __         50,000     253.5       27.0
   International                           96      250.0      140.0         __          8,000     184.4        3.8

 Dennis M. Roney.......................    98      337.0      339.0         __         50,000     286.8       40.3
 President, Office Systems                 97      272.9      218.4         __         36,000     253.5       36.5
                                           96      250.0      180.0         __          8,000     173.7        3.8

---------------------

(1) The value shown for 1998 is the aggregate of the value of the payout of Cash Incentive Units ("CIUs") and the December 31, 1998, market value of restricted stock granted during 1996 to each of the Named Executive Officers. Payout under the CIUs was based on the magnitude of achievement against the financial performance criteria over the three-year period ending December 31, 1998. (See footnote 1 to Table IV on page 14.) The restrictions on the stock were released due to the attainment of the three-year performance objective. Following the release of this restricted stock, no further shares of restricted stock are held by any Executive Officers.

(2) Amounts shown for 1998 include, respectively, contributions to the Pitney Bowes 401(k) Plan (a tax-qualified plan under Internal Revenue Code Section 401(k)) and the Pitney Bowes Restoration Plan (a non-qualified deferred compensation matching program), and an allowance for financial counseling, including income taxes payable with respect to such allowance, for each of the Named Executive Officers as follows: Mr. Critelli, $8,960, $96,973, and $9,183; Mr. Breslawsky, $8,960, $78,890, and $6,621; Mr. Moody, $9,600,
    $39,100, and $9,183; Mr. Reichenstein, $8,960, $30,501, and $12,025; Mr.
    Kissner, $9,600, $29,897, and $7,627; Mr. Martin, $8,960, $23,223, and
    $13,829; and Mr. Roney, $8,960, $22,142, and $9,183.
--------------------------------------------------------------------------------

Shown in Table II below is information regarding options granted in 1998 to the Named Executive Officers.
--------------------------------------------------------------------------------

                                                         TABLE II
                                               STOCK OPTION GRANTS IN 1998

                                                                                                  NET POTENTIAL
                                                                                               REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL RATES
                                                   PERCENTAGE OF                                 OF STOCK PRICE
                                          OPTIONS  TOTAL OPTIONS                                 APPRECIATION FOR
                                          GRANTED   GRANTED TO   EXERCISE OR                     OPTION TERM (2)
                                                                                               -------------------
                                          IN 1998    EMPLOYEES   BASE PRICE                     5% ($)     10% ($)
                     NAME                   (#)       IN 1998   ($/SHARE)(1) EXPIRATION DATE     (000)      (000)
      -----------------------------     ---------    ---------  ------------ ---------------   --------    -------

      Michael J. Critelli...........    140,000       4.80%       45.3125     Feb. 8, 2008      3,990.0    10,110.8
      Marc C. Breslawsky              . 120,000       4.11%       45.3125     Feb. 8, 2008      3,420.0     8,666.4
      John N. D. Moody                   50,000       1.71%       45.3125     Feb. 8, 2008      1,425.0     3,611.0

      Murray L. Reichenstein         ..  36,000       1.23%       45.3125     Feb. 8, 2008      1,026.0     2,599.9
      Matthew S. Kissner                 50,000       1.71%       45.3125     Feb. 8, 2008      1,425.0     3,611.0

      Murray D. Martin..............     36,000       1.23%      45.3125      Feb. 8, 2008      1,026.0     2,599.9
      Dennis M. Roney ..............     50,000       1.71%      45.3125      Feb. 8, 2008      1,425.0     3,611.0
                                          4,750        .16%      45.3125      Feb. 8, 2002        135.4       343.0

---------------------

(1) The exercise price for each option equals the market price of a share of the company's common stock on the date of grant. Except for options granted in connection with the Deferred Incentive Savings Plan (the "DISP"), all options become exercisable in installments over a three-year period: one-third after the first year, an additional one-third after the second year, and the remaining one-third after the third year. The 4,750 options granted to Mr. Roney as a result of his investment election under the DISP all become exercisable three years after the date of grant. The expiration date for options granted in connection with the DISP is based on the deferral period elected by the executive.

(2) The 5 and 10 percent growth rates, which are specified by the Securities and Exchange Commission, illustrate that the potential future value of the options to the Named Executive Officer is linked directly to the future growth of the price of the company's common stock. Because the exercise price for options granted equaled the market price of the common stock on the date of grant, no gain to the Named Executive Officer is possible without an increase in the stock price, which would benefit the company's stockholders as a whole. The 5 and 10 percent growth rates are intended for illustration only and are not intended to be predictive of future growth; the actual value, if any, that may be realized by any Named Executive Officer will depend on the market price of the common stock on the date of exercise.
--------------------------------------------------------------------------------

Shown in Table III below is information regarding the exercise of options in 1998 by the Named Executive Officers and information regarding their total outstanding options as of December 31, 1998.

--------------------------------------------------------------------------------

                                    TABLE III

            OPTIONS EXERCISED IN 1998 AND 1998 YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                     SHARES                     SECURITIES UNDERLYING            NET VALUE OF
                                    ACQUIRED       NET VALUE     UNEXERCISED OPTIONS       UNEXERCISED IN-THE-MONEY
                                   ON EXERCISE     REALIZED      AT YEAR-END (#) (1)      OPTIONS AT YEAR-END ($) (2)
                                                              ------------------------     -------------------------

                NAME                   (#)            ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
       ----------------------      ----------      --------   -----------  -------------  -----------   -------------
      Michael J. Critelli             55,658      1,615,702     108,280       240,002       4,530,745      6,676,333
      Marc C. Breslawsky              23,200        843,537     318,064       213,336      15,373,982      6,016,358
      John N. D. Moody                27,048        978,347      69,868        78,000       3,325,994      2,085,375
      Murray L. Reichenstein               N              N      33,500        64,500       1,279,500      1,804,500
      Matthew S. Kissner               2,834        108,914      13,667        76,667         481,551      2,443,268
      Murray D. Martin                     N              N      50,998        72,002       2,141,933      2,082,663
      Dennis M. Roney                  1,600         70,600      33,332        87,470       1,373,819      2,200,288

---------------------

(1) These columns show the aggregate totals of options granted during the period 1989 through 1998. The number of shares subject to the options has been adjusted to reflect the two-for-one stock splits effected in 1992 and 1997. All options granted prior to 1993 become exercisable in installments over a three-year period, 25 percent after the first year, an additional 25 percent after the second year, and the remaining 50 percent after the third year; and options granted during and after 1993 become exercisable one-third after the first year, an additional one-third after the second year, and the remaining one-third after the third year.

(2) These values are based on $66.0625 per share, the market price of a share of common stock as of December 31, 1998, net of exercise prices, which range from $11.625 to $45.3125 per share (adjusted to reflect the 1992 and 1997 stock splits). In all cases, the exercise price equaled the market price of a share at the date of grant.

--------------------------------------------------------------------------------

Table IV, which follows, shows detailed information regarding long-term incentives other than options granted under the Key Employees' Incentive Plan in 1998. Long-term incentives are contingent upon the attainment of one or more specified performance objectives. The company is obligated, under the terms of these incentives, to make the specified payments, if any, only to the extent that the stated performance objectives are achieved. In 1998, a committee of the board of directors, consisting solely of all non-employee directors, granted Cash Incentive Units ("CIUs"), as long-term incentives. CIUs represent a defeasible right to receive cash, the receipt and amount of which are contingent upon the extent to which specified performance objectives are attained during the related three-year period. No grants of restricted stock were made in 1998.

--------------------------------------------------------------------------------

                                                   TABLE IV
                                        1998 LONG-TERM INCENTIVE GRANTS
                                                PERFORMANCE OR OTHER            ESTIMATED FUTURE PAYOUTS
                                                                     ---------------------------------------------
                                                                      THRESHOLD          TARGET            MAXIMUM
                                 NUMBER OF        PERIOD UNTIL       -----------     --------------      ----------
                              CASH INCENTIVE      MATURATION OR        CIU ($)           CIU ($)           CIU ($)
          NAME                   UNITS (1)         PAYOUT (1)           (000)             (000)             (000)
  -----------------------        --------       -----------------       -----            -------           -------
  Michael J. Critelli             650,000       December 31, 2000        4.9               650             1,300
  Marc C. Breslawsky              600,000       December 31, 2000        4.5               600             1,200
  John N. D. Moody                260,000       December 31, 2000        2.0               260               520
  Murray L. Reichenstein          260,000       December 31, 2000        2.0               260               520
  Matthew S. Kissner              260,000       December 31, 2000        2.0               260               520
  Murray D. Martin                260,000       December 31, 2000        2.0               260               520
  Dennis M. Roney                 260,000       December 31, 2000        2.0               260               520

---------------------

(1) CIUs granted under the Pitney Bowes Key Employees' Incentive Plan ("KEIP') represent a defeasible right to receive cash payments if certain earnings per share and return on stockholders' equity performance criteria are achieved over the three-year period ending December 31, 2000. CIUs that will mature on December 31, 2000 will pay $0/CIU if the threshold performance levels are not met. The CIUs will have a value of $.0075 to $2.00 per unit if the threshold earnings per share and return on stockholders' equity performance criteria are met or exceeded, depending on the actual magnitude of achievement.

REPORT ON EXECUTIVE COMPENSATION BY THE INDEPENDENT DIRECTORS

INTRODUCTION

The executive compensation policies and programs of the company are the responsibility of the Executive Compensation Committee (the "Committee"), which consists of four independent directors. The Committee, in turn, recommends certain policies, programs and specific actions to all of the independent directors of the board (the "Independent Directors") for final approval.

The Committee submits its recommendations for the compensation of the most highly compensated executives (referred to herein as "Key Executives"), to the Independent Directors. This includes the compensation of the Named Executive Officers presented in the preceding compensation tables (see Tables I through IV on pages 11 to 14 above). The Committee also establishes the compensation policies for and reviews incentive awards and stock options granted to senior executives other than the Key Executives (referred to herein as "Executives").

The four main objectives of the executive compensation program are:

(1) To provide total compensation which is competitive when compared to various markets in which the company competes for executive talent;

(2) To place a portion of annual compensation at risk subject to performance against objectives;

(3) To divide total compensation between annual and long-term components with a significant long-term performance related component; and

(4) To align annual and long-term compensation with stockholder interests.

The Committee believes that stock ownership by management is a crucial tool for focusing management on the enhancement of the company's share-holder value. Thus, the Committee views stock options and other equity-related arrangements as a key element of the executive compensation program. Beginning in 1997 the company implemented a Stock Ownership Policy, which requires designated executives to own a significant amount of company stock. Over a five-year period, covered executives must purchase and hold a sufficient number of shares of company stock so as to own shares of value equal to or exceeding a pre-established multiple of their respective base salaries.

For 1998, the Committee considered all features of the executive compensation program and determined that the individual components in the aggregate continue to meet the objectives of the program. This review included consideration and discussion of material prepared by the company's primary executive compensation consulting firm and other such firms, and covered the competitiveness of base salary, total annual compensation, total long-term compensation, and executive benefits and perquisites. The Committee believes that the company competes in a larger marketplace for executive talent than just those companies in the company's peer group. Therefore, the company's compensation program was compared to a broad sample principally comprised of Fortune 500 companies. This included some but not all of the companies in the peer group and included other companies not in the peer group referenced in the performance graph shown on page 5.

During 1998, two new features were added to the overall compensation program. The Deferred Incentive Savings Plan was amended to permit income tax deferral of gains associated with stock option exercises. This feature strengthens the link between executives who choose to defer gains on option exercise and shareholders since stock option gains deferred under this feature must remain invested in units equivalent in value to company shares. The Pitney Bowes 1991 Stock Plan was also amended during 1998 to permit retirees to exercise stock options during the full term remaining on options received as an active employee. This change was made in recognition of the impact that all option holders can have on the long-term success of the company.

ANNUAL COMPENSATION

BASE SALARY. In general, the company establishes base pay for Executives at levels that it believes to be, in the aggregate, comparable to base pay at competitor companies. The determination of an individual Named Executive Officer's base pay is based on the executive's level of experience, individual performance against annually established financial and non-financial unit and individual objectives, and competitive market rates for similar positions.

PERFORMANCE BASED COMPENSATION "PBC" INCENTIVES. All Executives, including the Named Executive Officers, are eligible for PBC Incentives for achieving significant financial objectives as well as challenging human resource and operational objectives. PBC Incentives for Executives are expressed as a percentage of base salary ranging from 0% to two times a pre-established target award.

PBC Incentives are paid at target percentage amounts for performance that meets challenging objectives established at the beginning of the year. Maximum amounts are paid for performance that is exceptional. Reduced amounts are paid for performance between a threshold performance level and the target; however, no amount is paid for performance that falls below threshold expectations. The consideration of the recommended PBC Incentives follows a detailed discussion of the company's and the individual executive's performance for that year against objectives established at the beginning of the fiscal year.

LONG-TERM INCENTIVES

The company currently utilizes two principal types of long-term incentives: Cash Incentive Units ("CIUs") and stock options. The Committee uses these performance-driven components to link executive compensation to internal company performance and to external market performance of the company's stock price.

The potential value of CIUs is contingent upon the attainment of one or more specified long-term financial performance objectives, such as earnings per share and return on stockholder equity.

Amounts are paid, or rights given, only to the extent that challenging pre-established performance objectives are achieved. CIUs are granted only to Key Executives. Stock options are granted to Executives with an exercise price equal to the market price of the stock on the date of grant. The potential future value of stock options is dependent solely upon the future increase in the price of the company's stock.

CASH INCENTIVE UNITS. The amount paid pursuant to CIUs is linked to the attainment of certain earnings per share growth and rates of return on stockholder equity over a three-year period.

For performance cycles beginning after 1996, if the company's performance on the two financial measures equals the target pre-established growth rate objectives, CIUs pay at a rate of $1.00 per CIU. For performance below the growth rate targets, the CIUs pay at a proportionate rate per CIU, with payment decreasing to zero if the performance falls below a threshold earnings per share growth rate. Payment reaches a maximum payout of $2.00 per CIU ($1.5625 for cycles beginning prior to 1997) when the performance equals or exceeds a maximum growth rate objective.

For the three-year performance period ending on December 31, 1998, the payout of previously granted CIUs was at the maximum value of $1.5625 for all participants because the maximum financial growth rate objectives established in 1996 were exceeded.

STOCK OPTIONS. The level of stock option grants is established by taking into consideration the individual's position, level, and performance as well as the competitive level of option grants for comparably situated executives. The exercise price of option grants is equal to 100 percent of the market price of the company's common stock on the grant date. Options have a ten-year exercise period, and typically become exercisable in installments during the first three years following their grant.

RESTRICTED STOCK. Restricted stock for the 1996-1998 performance period was released to Key Executives employed by the company at the end of the performance period based on the attainment of the growth in compound earnings per share performance objective. The 1996 awards were the only remaining restricted stock awards granted under the 1991 Stock Plan. No grants of restricted stock were made during 1997 and 1998. Annual grants of restricted stock are not presently part of the company's executive compensation program. However, grants of restricted stock may occur in the future as warranted by changing competitive conditions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The chief executive officer's compensation is based on the same objectives and policies applicable to all Key Executives, and includes base salary, PBC Incentives, Cash Incentive Units and stock option grants.

The Committee meets annually without the CEO and evaluates his performance compared with previously established financial and non-financial goals. The Committee reaches a consensus and makes the appropriate compensation adjustment recommendations to the Independent Directors for their approval. This meeting is an executive session of Independent Directors only.

As of February 1, 1998, Mr. Critelli's annual base salary was increased from $700,000 to $800,000, a 14.3 percent increase. The Committee recommended this increase following review and discussion of competitive compensation data for CEO positions, the significant shortfall between his then current base salary and the median for the comparators, and recognition of Mr. Critelli's highly successful 1997 accomplishments against various corporate objectives. Mr. Critelli's PBC Incentive payout for 1998 was $1,200,000. The payout was based on the company attaining its revenue, earnings per share, and cash from operations financial objectives and Mr. Critelli's exceptional achievement against several challenging operational and human resource objectives of short-term and long-term significance to the company. This represented a 9.09 percent increase over his 1997 PBC Incentive. In February 1998, Mr. Critelli was awarded 650,000 CIUs that are subject to the attainment of cumulative earnings per share and return on stockholder equity objectives to be measured over the three-year performance period ending December 31, 2000. Mr. Critelli was also granted stock options in February 1998 to purchase 140,000 shares of company common stock. These awards were recommended by the Committee and approved by the Independent Directors based on the size of prior awards, competitive award levels granted by comparator companies, and the assessment that Mr. Critelli had made, and continues to make, significant contributions to the overall success of the company. For the three-year performance period ending on December 31, 1998, the restrictions on 9,600 and 2,400 restricted shares granted under the 1991 Stock Plan to Mr. Critelli on February 12, 1996 and April 8, 1996 respectively were released, as the Independent Directors determined that the previously established performance objective had been exceeded.

DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162 (M)

Publicly traded corporations generally are not permitted to deduct compensation in excess of $1 million paid to certain top executives unless the compensation qualifies for an exception as "performance-based compensation." The company believes it has complied, and in the future generally intends to comply with the requirements for full deductibility wherever possible. The company will, however, weigh the benefits of compliance with Section 162(m) against the burdens thereof, and reserves the right to pay compensation that may not be fully deductible if it determines that it is in the company's best interest to do so. In this regard, it is the company's expectation that compensation under applicable incentive programs will normally be performance-based compensation and thus qualify for deductibility under Section 162(m).

    Linda G. Alvarado        Charles E. Hugel
    William E. Butler        James H. Keyes
    Colin G. Campbell        Michael I. Roth
    Ernie Green              Phyllis Shapiro Sewell

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

The incentive plans described above (see "Executive Officer Compensation" beginning on page 10), the Pitney Bowes Severance Plan, and Senior Executive Severance Policy provide for a period of continued income and continued benefit under grants made pursuant to such incentive plans to employees who are terminated by certain actions of the company. These provisions are also intended to encourage all employees, including the Named Executive Officers, to continue to carry out their duties in the event of the possibility of a Change of Control. "Change of Control" is defined in the Severance Plan, Senior Executive Severance Policy, and in the incentive plans as the acquisition of 20 percent of the company's common stock or 20 percent or more of the combined voting power of all voting securities by an individual, entity or group, or a change of more than a majority of the board other than by approval of the then-current board, or approval by the stockholders of a reorganization, merger, or dissolution of the company.

The Pitney Bowes Severance Plan dated December 12, 1988, as amended, provides for the payment of severance to employees, including the Named Executive Officers, whose employment with the company or any of its United States subsidiaries is terminated under certain circumstances (exclusive of a Change of Control). Severance will consist of a minimum of one week of pay for each full year of service (a fraction thereof for a partial year of service), with a minimum of two weeks' pay, and a maximum of two years' pay. The Severance Plan also provides that employees (exclusive of executives covered under the Senior Executive Severance Policy) whose employment is terminated or whose position, authority, pay or benefits are diminished within two years after a Change of Control will be entitled to severance pay on the basis of their position levels and seniority.

The Senior Executive Severance Policy, which was adopted by the board of directors in December, 1995, provides for the payment of severance to certain senior executive employees, including the Named Executive Officers, whose employment with the company is terminated within two years after a Change of Control. The Senior Executive Severance Policy provides that a covered employee whose employment is terminated, whose position, authority, pay or benefits are diminished or who is relocated within two years after a Change of Control, or who voluntarily terminates employment during the

30-day period immediately following the first anniversary of the date of the Change of Control, will be entitled to, among other things, severance pay in an amount equal to two times the sum of the employee's annual base salary and highest annual PBC Incentive received in any of the three years preceding termination, and the continuation of certain welfare benefits for up to two years following termination of employment.

The 1979 Plan and the 1991 Plan each provide that, in the event of a Change of Control, outstanding options granted under the plans to any employee will become immediately and fully exercisable. The 1991 Plan also provides that, in the event of a Change of Control, other outstanding stock-based incentives granted pursuant to the plan will become fully vested, with all performance objectives deemed fully satisfied except for transfer restrictions required for exempt treatment under Section 16 of the Securities Exchange Act of 1934, as amended, or any other applicable law.

Also, the KEIP provides that in the event of a Change of Control, Executives, including the Named Executive Officers, will have a vested right to PBC Incentives with respect to the year in which such Change of Control occurs and to CIUs which are then outstanding (for Key Executives) (in amounts to be determined by the Independent Directors as specified in the plan on the basis of relevant past performance of the individual executive, of his or her division and of Pitney Bowes, as applicable). Such PBC Incentives and CIU payments would be made shortly after the Change of Control, discounted to present value at the prime rate then in effect.

If any of these benefits, either alone or together with any other payments or benefits provided to covered senior executive employees, including a Named Executive Officer, would constitute an "excess parachute payment" subject to the 20 percent excise tax under certain provisions of the Internal Revenue Code, the Senior Executive Severance Policy provides that an additional payment would be made to each affected covered employee so that such excise tax is reimbursed on a net after-tax basis.

It is possible that no payments will ever be made pursuant to the foregoing; therefore, it is not possible to estimate the amount of any payments that may become due to any individual under the Senior Executive Severance Policy or either of the incentive plans in the event of a Change of Control.

PENSION BENEFITS

Effective September 1,1997, the company revised the Pension Plan such that the benefit payable under the Pension Plan is no longer a function solely of years of service and final average earnings. Under the revised formula, employees receive annual credits of a percentage of their earnings. The annual percentage ranges from 2% to 10% and increases as the sum of age and years of service increases. "Earnings" for purposes of the plan, means the average of the five highest consecutive annual pay amounts during a participant's service with the company.

In connection with the adoption of revisions to the Pension Plan, various participants, including certain of the Named Executive Officers, will be eligible for certain "grandfather" and transition provisions that are intended to avoid undue impairment of any participant's pension as a result of the new formula. Certain long-service participants may be entitled to receive their benefit computed under the old formula, if greater than that computed under the new formula.

The annual pension benefit to which each of the Named Executive Officers would be entitled had he retired on December 31, 1998 (disregarding any limitation on vesting) expressed as a life annuity beginning at age 65 is as follows: Mr.
Critelli: $365,167; Mr. Breslawsky: $338,808; Mr. Moody: $260,832; Mr.
Reichenstein: $8,339: Mr. Kissner: $22,877; Mr. Martin: $70,774; and Mr. Roney $109,835.

APPROVAL OF APPOINTMENT OF PITNEY BOWES' INDEPENDENT ACCOUNTANTS

The Audit Committee of the board has recommended, and the board has approved for vote by stockholders, the continuation of PricewaterhouseCoopers LLP as the independent accountants for Pitney Bowes for 1999.

PricewaterhouseCoopers LLP has served in this capacity continuously since 1934. PricewaterhouseCoopers LLP has no direct or indirect financial interest in Pitney Bowes or any of its subsidiaries.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1999.

ADDITIONAL INFORMATION

SOLICITATION OF PROXIES

In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of Pitney Bowes without additional compensation by personal interview, by telephone, or by telegram. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Pitney Bowes common and $2.12 preference stock held of record, and Pitney Bowes will reimburse such brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. Pitney Bowes has retained Georgeson & Company Inc. to aid in the solicitation of proxies. The anticipated fee of such firm is $8,500 plus out-of-pocket costs and expenses. The cost of solicitation will be borne entirely by Pitney Bowes.

OTHER MATTERS

Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

ANNUAL REPORT

The annual report, including financial statements, for the year ended December 31, 1998, was distributed by mail several days prior to the distribution of this notice and proxy statement.

By order of the board of directors.

Amy C. Corn
Corporate Secretary and
Senior Associate General Counsel

[logo omitted] PITNEY BOWES
STAMFORD FACILITIES
1 MAIN PLANT           WALTER H. WHEELER JR. DR.
2 BARRY PLACE          23 BARRY PLACE
3 WORLD HEADQUARTERS   1 ELMCROFT RD.



[Street Map Omitted]



DIRECTIONS:

NORTHBOUND ON I-95

Please take Exit 7 (Greenwich Avenue) and proceed through the first intersection to next traffic light, where you should turn right onto Washington Boulevard. Continue 1/2 mile to stop sign. Turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

SOUTHBOUND ON I-95

Please take Exit 7 (Atlantic Street). At the second traffic light, turn left onto Atlantic Street and continue through third traffic light to stop sign and turn left onto Washington Boulevard. At next stop sign turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

FROM THE MERRITT PARKWAY

Please take Exit 34 (Long Ridge Road). Turn south onto Long Ridge Road. Follow Long Ridge Road for approximately 2 miles to Cold Spring Road and turn right onto Cold Spring Road. Bear left onto Washington Boulevard and follow to the end (approximately 2 miles). At stop sign make a left turn onto South Pacific Street and take an immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

     PLEASE MARK YOUR                                                      3509
[X]  VOTE AS IN THIS
     EXAMPLE.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.
--------------------------------------------------------------------------------
DIRECTORS RECOMMEND A VOTE FOR ITEM 1.
--------------------------------------------------------------------------------


                         FOR     WITHHELD     Nominees:
Item 1.  Election of     //         //        01. Michael J. Critelli   04. MICHAEL I. ROTH
         Directors                            02. Jessica P. Einhorn    05. PHYLLIS SHAPIRO SEWELL
                                              03. Herbert L. Henkel

(Write a nominee's name on the space provided below to withhold authority to vote for that individual nominee.)

--------------------------------------------------------------------------------
DIRECTORS RECOMMEND A VOTE FOR ITEM 2.
--------------------------------------------------------------------------------
Item 2--Appointment of          FOR     WITHHELD    ABSTAIN
PricewaterhouseCoopers          //         //         //
LLP as independent
accountants for 1999.

-------------------------------------------------------------------------------


SPECIAL ACTION

Discontinue Annual
Report Mailing for this Account    //

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------

--------------------------------------------------------------------
  SIGNATURE (S)                                     DATE
--------------------------------------------------------------------------------
                            S FOLD AND DETACH HERE S




                                PITNEY BOWES INC.

Dear Stockholder:

     Pitney Bowes Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

     To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

     1. To vote over the Internet:

           o Log   on   to    the   Internet   and   go  to   the   web   site
             http://www.vote-by-net.com

     2. To vote over the telephone 24 hours a day, 7 days a week:

           o On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683) from the U.S. and Canada.

           o Outside the U.S. and Canada call 201-324-0377.

     Your telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

     If you choose to vote your shares via telephone or Internet, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

--------------------------------------------------------------------------------

P
R
O
X
Y

          PROXY SOLICITED ON BEHALF OF PITNEY BOWES BOARD OF DIRECTORS
                DIRECTION TO MERRILL LYNCH TRUST COMPANY, TRUSTEE
                   ANNUAL MEETING OF STOCKHOLDERS MAY 10, 1999

Michael J. Critelli, Murray L. Reichenstein, Amy C. Corn, or any of them, with power of substitution, are hereby appointed proxies of the undersigned to vote all common stock and $2.12 convertible preference stock of Pitney Bowes Inc. owned by the undersigned at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 10, 1999, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including the items as specified on the reverse side.

THE UNDERSIGNED, IF A PARTICIPANT IN THE PITNEY BOWES INC. DEFERRED INVESTMENT PLAN (THE OPLANO), DIRECTS MERRILL LYNCH TRUST COMPANY, TRUSTEE, TO VOTE ALL PITNEY BOWES COMMON STOCK ALLOCATED TO HIS OR HER ACCOUNT, AS INDICATED ON THE REVERSE SIDE, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN STAMFORD, CONNECTICUT, ON MAY 10, 1999, INCLUDING ANY CONTINUATION OF THE MEETING CAUSED BY ANY ADJOURNMENT, OR ANY POSTPONEMENT OF THE MEETING, UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ITEMS AS SPECIFIED ON THE REVERSE SIDE.

ALL SHARES OF $2.12 CONVERTIBLE PREFERENCE STOCK AND COMMON STOCK REGISTERED IN YOUR NAME, HELD FOR YOUR BENEFIT IN THE DIVIDEND REINVESTMENT PLAN AND/OR HELD FOR YOUR BENEFIT IN THE DEFERRED INVESTMENT PLAN ARE SHOWN ON THIS CARD. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE STOCKHOLDER. IF A PROPERLY SIGNED PROXY IS RETURNED WITHOUT CHOICES MARKED, AND IF NOT OTHERWISE DIRECTED, THE SHARES REPRESENTED BY THIS PROXY
REGISTERED IN YOUR NAME AND/OR HELD FOR YOUR BENEFIT IN THE DIVIDEND REINVESTMENT PLAN WILL BE VOTED FOR ITEMS 1 AND 2. IF A PROPERLY SIGNED DIRECTION CARD REGARDING DEFERRED INVESTMENT PLAN SHARES IS RETURNED WITHOUT CHOICES MARKED, AND IF NOT OTHERWISE DIRECTED, THE SHARES REPRESENTED BY THIS VOTING DIRECTION CARD WILL BE VOTED, WITH RESPECT TO ITEMS 1 AND 2, IN THE SAME PROPORTION INDICATED BY THE VOTING INSTRUCTIONS GIVEN BY PARTICIPANTS IN THE PLAN.

IN THEIR DISCRETION, THE PROXIES AND/OR THE TRUSTEE, AS THE CASE MAY BE, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY CONTINUATION OF THE MEETING CAUSED BY ANY ADJOURNMENT, OR ANY POSTPONEMENT OF THE MEETING.

PLEASE MARK, DATE AND SIGN, AND RETURN PROMPTLY THIS PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A., OR VOTE VIA TELEPHONE OR INTERNET AS DESCRIBED BELOW. (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                            S FOLD AND DETACH HERE S


                              [LOGO] PITNEY BOWES

                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. LOG ON THE INTERNET AND GO TO THE WEB SITE HTTP://WWW.VOTE-BY-NET.COM

2. CALL TOLL FREE 1-800-OK2-VOTE (1-800-652-8683) FROM THE U.S. AND CANADA OR DIAL 201-324-0377 FROM OTHER COUNTRIES ON A TOUCH TONE TELEPHONE.

3. MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.